EXHIBIT 99.1
John B. Sanfilippo and Son, Inc. Expands Voluntary Recall to Include Raw
Shelled Pistachio Products and Products Containing Raw Shelled Pistachios
Due to Possible Health Risk
Contact for investors and media: Michael Valentine, CFO (847) 214-4509
FOR IMMEDIATE RELEASE — ELGIN, IL — April 8, 2009 — John B. Sanfilippo and Son, Inc. (Nasdaq: JBSS) announced today that, as a precautionary measure, it is expanding its voluntary recall of pistachio products to include raw shelled pistachio products and products containing raw shelled pistachios, which are listed below. The items listed below contain in whole or in part raw shelled pistachios which were supplied by Setton Pistachio of Terra Bella, Inc., and they may be contaminated with Salmonella.
To date, the Company has received one confirmed report of illness. Evidence relating these items to the illness is inconclusive. However, as a precautionary measure these items are voluntarily recalled.
Consumers who have recently purchased the items listed below should not consume this product and should return it to the store of purchase for a full refund or replacement. The Company has requested the customers who have received the items listed below to remove the recalled items from their stores and other outlets and notify their customers that the items listed below have been recalled.
Salmonella can cause serious and sometimes fatal infections in young children, frail or elderly people and others with weakened immune systems. Healthy persons infected with Salmonella often experience fever, diarrhea (which may be bloody), nausea, vomiting and abdominal pain. In rare circumstances, infection with Salmonella can result in the organism getting into the bloodstream and producing more severe illnesses such as arterial infections (i.e., infected aneurysms), endocarditis and arthritis.
For more information, please visit the Centers for Disease Control and Prevention’s website at www.cdc.gov.

Item Description:
The following Archer Farms raw mixed nut items contain raw shelled pistachio kernels. These items have been distributed nationwide in Target Stores.

JBSS
ITEM	UPC
CODE	NO.	BRAND	PRODUCT DESCRIPTION	UNIT WT.	UM	Best By Date
03849	0 85239 08268	Archer Farms	RAW MIXED NUTS UNSALTED	2.25	oz	BEST BY 09 JUL 2009 HO2
03849	0 85239 08268	Archer Farms	RAW MIXED NUTS UNSALTED	2.25	oz	BEST BY 09 OCT 2009 HO2
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 16 SEP 2009 GJ1
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 26 SEP 2009 GJ1
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 07 OCT 2009 GJ1
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 08 OCT 2009 GJ1
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 25 NOV 2009 GJ2
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 29 DEC 2009 GJ1
07343	0 85239 08508	Archer Farms	RAW MIXED NUTS UNSALTED	11.25	oz	BEST BY 19 JAN 2010 GA1
07376	0 85239 08119	Archer Farms	RAW MIXED NUTS UNSALTED	30.00	oz	BEST BY 27 OCT 2009 GK1
07376	0 85239 08119	Archer Farms	RAW MIXED NUTS UNSALTED	30.00	oz	BEST BY 27 OCT 2009 GK2
07376	0 85239 08119	Archer Farms	RAW MIXED NUTS UNSALTED	30.00	oz	BEST BY 20 NOV 2009 GK1
The following bulk unbranded item of 5 lb. Pistachio Kernels Whole were shipped to the distribution centers of various foodservice distributors located in CA, IL, MN, NJ, NV OH, OK, PA and TX.

JBSS
ITEM	UPC
CODE	NO.	BRAND	PRODUCT DESCRIPTION	UNIT WT.	UM	Lot no. or Date Code
70542	0 00 70690 46019	Bulk Unbranded	PISTACHIO KER WHOLE	5.00	lb	8276KU7A
70542	0 00 70690 46019	Bulk Unbranded	PISTACHIO KER WHOLE	5.00	lb	BEST BY 10/3/09 HF1
70542	0 00 70690 46019	Bulk Unbranded	PISTACHIO KER WHOLE	5.00	lb	BEST BY 12/18/09 GN1
70542	0 00 70690 46019	Bulk Unbranded	PISTACHIO KER WHOLE	5.00	lb	8353SB8B
70542	0 00 70690 46019	Bulk Unbranded	PISTACHIO KER WHOLE	5.00	lb	8365SB8C
70542	0 00 70690 46019	Bulk Unbranded	PISTACHIO KER WHOLE	5.00	lb	9012SB8D

The following item of 32 oz. Fisher Natural Pistachio Kernels were shipped to the distribution centers of various foodservice distributors located in CA, GA, IL, NC, NY, OH, SC, TX and VA.

JBSS
ITEM	UPC
CODE	NO.	BRAND	PRODUCT DESCRIPTION	UNIT WT.	UM	Lot no. or Date Code
91659	0 70690 91659	Fisher	NATURAL PISTACHIO KERNELS	32.00	oz	BEST BY 12/16/09 R1
The following item of Fisher 25 lb. bulk Pistachio Kernel Whole was sold to various distributors and food processors located in AR, IL, KS, KY, MN, OH, TX and WI.

JBSS
ITEM	UPC
CODE	NO.	BRAND	PRODUCT DESCRIPTION	UNIT WT.	UM	Lot no. or Date Code
72576	0 00 70690 46106	Fisher Bulk	PISTACHIO KERNEL WHL	25.00	lb	8280FH7A
72576	0 00 70690 46106	Fisher Bulk	PISTACHIO KERNEL WHL	25.00	lb	8296FH7O
72576	0 00 70690 46106	Fisher Bulk	PISTACHIO KERNEL WHL	25.00	lb	8343SB8A
72576	0 00 70690 46106	Fisher Bulk	PISTACHIO KERNEL WHL	25.00	lb	9005SB8C
Additional recalled roasted inshell pistachio items and associated Best By dates and lot numbers were provided by the John B. Sanfilippo and Son, Inc. in previous recall announcements dated March 31, 2009, April 1, 2009, April 6, 2009 and April 7, 2009.
Contact for Consumers:
Consumers and customers may direct their questions regarding the recalled items to John B. Sanfilippo and Son, Inc. Customer Service toll-free at (800) 874-8734 Monday through Friday from 8:30 AM to 5:00 PM Central Daylight Time.
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